UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      __________________________


                              FORM 8-K/A

                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                 1934



Date of Report - May 2, 2000            Commission File No. 1-10892


                         HAROLD'S STORES, INC.
        (Exact name of registrant as specified in its charter)



                Oklahoma                                73-1308796
     (State or other jurisdiction of                   (IRS Employer
     incorporation or organization)                 Identification No.)

     765 Asp Norman, Oklahoma  73069                  (405) 329-4045
(Address of  principal executive offices)              (Registrant's
               (Zip Code)                            telephone number,
                                                   including area code)


This Amendment No. 1 supplements the Current Report on Form 8-K filed on February 18, 2000 (the "Form 8-K") by Harold's Stores, Inc. ("Harold's" or "the Company"). At the time of filing the Form 8-K, it was impracticable for Harold's to provide the financial statements of the business acquired and pro forma financial information required by
Item 7 (a) and (b).

Item 2.        Acquisition or Disposition of Assets.

     On February 18, 2000, Harold's entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Company purchased all of the issued and outstanding shares of CMT Enterprises, Inc., a New York corporation ("CMT"), a company exclusively devoted to product design, development and sourcing of the Company's clothing. The Company issued a promissory note to Franklin
I. Bober, the sole shareholder of CMT (the "Shareholder"), in the amount of $2.54 million, payable with interest in thirty (30) monthly installments, and assumed long-term debt of CMT, payable to the
Company, in the amount of $1.385 million.  The net book value  of  CMT assets received by Harold's is approximately $400,000, and to the extent that the net book value of such assets is less than $400,000, the amount of the promissory note shall be reduced on a dollar-for-dollar basis. In addition, the Company entered into a Consulting Agreement (the "Consulting Agreement") with PrimaTech Corporation, an entity wholly owned by the Shareholder, which will provide consulting services to the Company for two years at a fee of $405,000 per year, plus potential incentive payments.

      The Stock Purchase Agreement and Consulting Agreement were filed as Exhibits to the Form 8-K and are incorporated by reference herein. A copy of the press release, dated February 28, 2000, issued by the Company relating to the transactions was attached as Exhibit 99.1 to the Form 8-K and is incorporated by reference herein.

Item 7.        Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.

            1. Balance sheets for CMT as of December 31, 1999 and  1998 together with report of independent public accountants

            2. Statements  of  income and retained  earnings  (deficit)
               for CMT for each of the three years ended December 31, 1999, 1998 and 1997

            3. Statements  of cash flows for CMT for each of the  three years ended December 31, 1999, 1998 and 1997

          (b)  Pro forma financial information.

            Included in this Report are the following pro forma financial statements of Harold's Stores, Inc.:

            1.    Pro  forma  condensed balance sheet at  January  29,
       2000

            2. Pro forma condensed statement of income for the year ended January 29, 2000

            3.   Notes to pro forma condensed financial statements

          (c)  Exhibits:

           Exhibit
            Number     Description
               10.1    Stock Purchase Agreement dated as of February
                       18, 2000 (1)

               10.2    Consulting Agreement dated as of January 31,
                       2000 (1)

               23.1    Consent of Friedman Alpren & Green LLP

               99.1    Press release dated February 28, 2000 (1)

(1) Filed as an exhibit to Registrant's Current Report on Form 8-K dated February 18, 2000.
Items 7(a)1, 7(a)2 and 7(a)3.

   CMT ENTERPRISES, INC.

   BALANCE SHEET FOR CMT ENTERPRISES, INC. AS OF DECEMBER 31, 1999 AND 1998 AND THE RELATED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT) AND CASH FLOWS FOR EACH OF THE YEARS IN THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1999 TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Harold's Stores, Inc.:

     We have audited the accompanying balance sheets of CMT ENTERPRISES, INC. as of December 31, 1999 and 1998, and the related statements of income and retained earnings (deficit) and cash flows for each of the years in the three-year period ended December 31,
1999. These financial statements are the responsibility of CMT ENTERPRISES, INC.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMT ENTERPRISES, INC. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.


                                 Friedman Alpren & Green LLP

New York, New York
March 10, 2000

                 CMT ENTERPRISES, INC.
                     BALANCE SHEET
               DECEMBER 31, 1999 AND 1998

                                   ASSETS

                                                  1999       1998

          Current assets
           Cash                                $2,490,341    657,176
           Accounts receivable                    102,170     79,005
           Inventories                                  -     40,000
           Prepaid expenses and other current
          assets                                   11,144     27,473
           Loan receivable - officer, current
          portion, noninterest-bearing             60,000     60,000

            Total current assets                2,663,655    863,654

        Property and equipment - at  cost,
          less accumulated depreciation and
          amortization                            350,528    353,161

          Loan receivable - officer, less
          current portion, noninterest-bearing 474,777 534,777 Deferred financing costs, less accumulated amortization of $54,433
          and $37,243                              51,568     68,757
          Security deposits                        43,427     34,961

                                               $3,583,955 $1,855,310

               LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

          Current liabilities
           Current maturities of term loan
          payable                              $  447,465 $  463,248
           Accounts payable                         1,174     20,370
           Accrued expenses and other current
          liabilities                             224,287    186,538
           Current maturities of capital lease
          obligations                              25,467     23,054
           Income taxes payable                    11,937      3,186

            Total current liabilities             710,330    696,396

          Term loan payable, less current
          maturities                              973,303  1,791,358

          Capital lease obligations, less
          current maturities                       13,556     39,023

          Commitments and contingencies                 -          -

          Shareholder's equity (deficit)
        Common stock, no par value; 200 shares
          authorized, 100 shares issued and
          outstanding                               2,500      2,500
           Additional paid-in capital               2,000      2,000
           Retained earnings (deficit)          1,882,266   (675,967)

                                                1,886,766   (671,467)

                                               $3,583,955 $1,855,310

    The accompanying notes are an integral part of these financial statements.

                         CMT ENTERPRISES, INC.
          STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)
              YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                         1999        1998        1997

       Net sales                      $   60,245  $1,490,969  $7,018,872

       Cost of sales                      41,863   1,407,839   5,813,159

         Gross profit                     18,382      83,130   1,205,713

       Fee income                      7,256,373   3,612,541   5,001,755

       Operating expenses
       Merchandising                   1,301,253   1,135,953   2,240,166
       Selling and shipping            1,314,674     579,525   1,554,201
       General and administrative      1,720,022   1,590,780   2,026,225

                                       4,335,949   3,306,258   5,820,592

       Income from operations          2,938,806     389,413     386,876

       Interest expense, net             180,573     331,755     347,016

       Income before income taxes      2,758,233      57,658      39,860

       Income taxes                       20,000       4,000       1,000

       Net income                      2,738,233      53,658      38,860

       Accumulated deficit,
       beginning of year                (675,967)   (729,625)   (768,485)

     Dividends                          (180,000)          -           -

       Retained earnings (deficit),        $          $          $
       end of year                    $1,882,266   $(675,967)  $(729,625)



















    The accompanying notes are an integral part of these financial statements.

                           CMT ENTERPRISES, INC.
                          STATEMENT OF CASH FLOWS
               YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                           1999        1998        1997

      Cash flows from operating
      activities
      Net income                        $2,738,233  $   53,658  $   38,860

     Adjustments to reconcile net
      income to net cash provided by
      operating activities
     Depreciation and amortization of
      property and equipment                80,912      75,808      77,199
      Amortization of deferred
      financing costs                       17,189      17,189      17,189
      Provision for doubtful accounts            -           -      62,771
      Changes in assets and liabilities
      Accounts receivable                  (23,165)    (11,020)    (57,195)
      Due from factor                            -     560,089     108,839
      Inventories                           40,000     796,537     603,337
      Prepaid expenses and other
      current assets                        16,329         701      10,716
      Security deposits                     (8,466)     16,280      (5,031)
    Accounts payable, accrued expenses
      and other liabilities                 18,553    (674,334)   (484,235)
      Deferred revenue                           -           -    (240,000)
      Income taxes payable                   8,751        (664)       (332)
      Long-term liability                        -           -    (105,116)
      Net cash provided by operating
      activities                         2,888,336     834,244      27,002

      Cash flows from investing
      activities
      Repayment of loan receivable,
      officer                               60,000      60,000      60,000
      Acquisition of property and
      equipment                            (78,279)    (41,576)   (121,654)
      Net cash provided by (used in)
      investing activities                 (18,279)     18,424     (61,654)

      Cash flows from financing
      activities
      Principal payments on term loan
      payable                             (833,838)   (415,162)    (62,927)
      Principal payments on capital
      lease obligations                    (23,054)    (19,537)          -
      Dividends paid                      (180,000)          -           -
      Net cash used in financing
      activities                        (1,036,892)   (434,699)    (62,927)

      Net increase (decrease) in cash    1,833,165     417,969     (97,579)
      Cash, beginning of year              657,176     239,207     336,786
      Cash, end of year                 $2,490,341  $  657,176  $  239,207

      Supplemental cash flow
      disclosures
      Interest paid                       $240,824    $344,372    $350,627
      Income taxes paid                          -       1,078       5,728









    The accompanying notes are an integral part of these financial statements.
                         CMT ENTERPRISES, INC.

                     NOTES TO FINANCIAL STATEMENTS



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

CMT entered into a contract with a major retail chain pursuant to which CMT oversees the purchase of raw materials and the design and production of and shipment to the retailer of finished garments. CMT's fee for these services is based on a percentage of the completed cost of the garments.

Previously, CMT had manufactured women's wear for sale to department stores and specialty shops throughout the country.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Deferred Financing Costs

Deferred financing costs consist of costs incurred to obtain long-term
financing.   These costs are being amortized on a straight-line  basis
over the term of the note.

Inventories

Inventories were valued at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation, including depreciation on assets held under capital leases, is computed on the straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over 39 years.

Income Taxes

CMT has elected S Corporate status for Federal and New York State income tax purposes. Under these elections, CMT's taxable income or loss is reportable by the shareholder on his individual income tax returns, and CMT makes no provision for Federal income tax. Provisions are made for New York State S Corporation franchise tax and New York City general corporation tax.

CMT had net operating loss carryforwards for New York City general corporation tax purposes of approximately $890,000 as of December 31, 1999, which may be utilized against future taxable income, and which expire through 2012. A valuation allowance has been established for the full amount of the related deferred tax asset of approximately $46,000 until realization is assured.

Concentrations of Credit Risk for Cash

CMT  maintains  cash  balances in two banks.   The  accounts  in  each
institution are insured for up to $100,000 by the Federal Deposit Insurance Corporation.

2.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                1999        1998

Furniture and fixtures      $  517,985   $  517,985
Equipment under capital
leases                          81,614       81,614
Transportation equipment        63,730       63,730
Computer equipment             604,466      529,326
Telephone equipment             71,643       71,643
Machinery and equipment          4,500        4,500
Leasehold improvements         217,964      214,826

                             1,561,902    1,483,624
Less - Accumulated
depreciation and
amortization                 1,211,374    1,130,463

                            $  350,528   $  353,161

Accumulated depreciation on equipment held under capital leases at December 31, 1999 and 1998 was $29,368 and $14,684, respectively.

3.   TERM LOAN PAYABLE

On November 6, 1996, CMT borrowed $2,750,000 under a term loan agreement. The loan matures on December 31, 2002 and requires monthly principal and interest payments of approximately $34,000 through December 31, 1997, with principal amortization based on a 15-year amortization table, and interest at prime plus 4.25%, not to be less than 12.5%. Effective January 1, 1998, the principal balance was amortized over five years, with monthly payments of approximately $60,000, which includes principal and interest. Effective August 31, 1999, the amount of monthly payments of principal and interest was changed to $50,000.

The annual maturities of the term loan payable as of December 31, 1999 are as follows:

               Year
               ending
               2000       $  447,465
               2001          506,716
               2002          466,587

               Total      $1,420,768

The stock of CMT, a $2,000,000 insurance policy on the life of the shareholder and all assets, excluding inventories, are pledged as collateral. CMT's shareholder also has personally guaranteed the loan. The lender was also given warrants to acquire 20% of CMT's stock for its appraised fair market value, at any time during the term of the loan. As of December 31, 1999, none of the warrants have been exercised.

4.   CAPITAL LEASE OBLIGATIONS

CMT leases computer and telephone equipment under capital leases entered into in 1998. Future minimum lease payments at December 31, 1999 are as follows:

 Year Ending
 December 31,
   2000                        $28,223
   2001                          8,322
   2002                          6,513

Total minimum lease payments    43,058

Less - Amount representing
interest                         4,035

Present value of minimum
lease payments                  39,023

Less - Current maturities       25,467

Long-term capital lease
obligations                    $13,556

5.   MAJOR CUSTOMER

     CMT's fee income is derived from fees charged to Harold's Stores, Inc. for design and production services.

6.   LEASE COMMITMENT

CMT's  lease for office space is not assignable without the landlord's
consent.   CMT has two other leases that expire in 2000 with aggregate minimum rentals of approximately $26,000.

Rent expense for the years ended December 31, 1999, 1998 and 1997 was $229,018, $193,342 and $232,110, respectively.

7.   CONTINGENCY

In a letter dated January 20, 2000, the International Ladies Garment Workers Union National Retirement Fund alleged that CMT was subject to early withdrawal liabilities. Management believes that it was never a participant of the fund and intends to vigorously contest this claim.

8.   SUBSEQUENT EVENT

On  February  18, 2000, the stock of CMT was sold to Harold's  Stores,
Inc.
Item 7(b)
PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial information relates to the February 18, 2000 acquisition of CMT Enterprises, Inc. The transaction will be accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of Harold's Stores, Inc.

      The unaudited pro forma condensed balance sheet at January 29, 2000, reflects the historical financial position of Harold's at January 29, 2000, combined with the allocated purchase price of CMT as of December 31 1999, with pro forma adjustments as if the acquisition had occurred on January 29, 2000. The unaudited pro forma condensed statement of income for the fiscal year ended January 29, 2000, reflects the historical results of operations of both companies with pro forma acquisition adjustments as if the acquisition had occurred on January 31, 1999. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of income adjustments, expected to have a continuing impact.

      The unaudited pro forma condensed financial statements should be read in connection with Harold's and CMT's historical financial statements and related footnotes.

      The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what Harold's and CMT's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project Harold's and CMT's financial position or results of operations for any future date or period.

                                      Item 7(b)1.
                         HAROLD'S STORES, INC. AND SUBSIDIARIES
                           PRO FORMA CONDENSED BALANCE SHEET
                                         ASSETS
                                 AS OF JANUARY 29, 2000
                                      (Unaudited)
                                     (In Thousands)

                                               Pro Forma Effects of
                                  Harold's       CMT
                                Stores, Inc. Enterprises,  Pro Forma
                                 Historical      Inc.     Adjustments  Pro Forma
 Current assets:

  Cash and cash equivalents        $   721        2,490     (2,490)(a) $   721
  Trade accounts receivable          6,413          102       (102)(b)   6,413
  Note and other receivables         2,247            -     (1,421)(c)     826
  Loan receivable - officer,
  current portion                        -           60        (60)(a)       -
  Merchandise inventories           37,357            -          -      37,357
  Prepaid expenses                   2,514           11          -       2,525
  Prepaid income taxes               1,368            -          -       1,368
  Deferred income taxes              1,582            -          -       1,582

   Total current assets             52,202        2,663     (4,073)     50,792

 Property and equipment, at cost    33,983          351          -      34,334
 Less accumulated depreciation
 and amortization                  (12,665)           -          -     (12,665)

  Net property and equipment        21,318          351          -      21,669

 Note receivable, noncurrent             -            -          -           -
 Loan receivable - officer,
 noncurrent                              -          475       (475)(a)       -
                                                                      )
 Deferred financing costs, less
 accumulated amortization                -           52          -          52
 Deferred income taxes,
 noncurrent                            232            -          -         232
 Security deposits                       -           43          -          43

 Other assets                          127            -      3,446 (d)   3,573

   Total assets                    $73,879        3,584     (1,102)    $76,361













    The accompanying notes are an integral part of these pro forma condensed financial statements.

                                      Item 7(b)1.
                         HAROLD'S STORES, INC. AND SUBSIDIARIES
                           PRO FORMA CONDENSED BALANCE SHEET
                          LIABILITIES AND STOCKHOLDERS' EQUITY
                                 AS OF JANUARY 29, 2000
                                      (Unaudited)
                                     (In Thousands)

                                               Pro Forma Effects of
                                  Harold's       CMT
                                Stores, Inc. Enterprises,  Pro Forma
                                 Historical      Inc.     Adjustments  Pro Forma
 Current liabilities:

  Accounts payable                $  6,329            1        (1)(a)  $ 6,227
                                                             (102)(b)
  Redeemable gift certificates         966            -         -          966
  Accrued bonuses and payroll
  expenses                           1,294          224       (224)(a)   1,294
  Accrued rent expense                 529            -          -         529
  Income taxes payable                   -           12        (12)(a)       -
  Current portion of capital
  lease obligations                      -           25          -          25
  Current maturities of long-
  term debt                            630          448       (448)(c)   1,613
                                                               983 (e)

   Total current liabilities         9,748          710        196      10,654

 Capital lease obligations, net
 of current portion                      -           14          -          14
 Long-term debt, net of current
 maturities                         27,063          973       (973)(c)  28,625
                                                             1,562 (e)
 Deferred income taxes                   -            -          -           -

 Commitments and contingent
 liabilities                             -            -          -           -

 Stockholders' equity:

 Preferred stock                         -            -          -           -
 Common stock                           60            3         (3)(f)      60
 Additional paid-in capital         34,170            2         (2)(f)  34,170
 Retained earnings                   2,838        1,882        906 (f)   2,838
                                                            (2,788)(a)

   Total stockholders' equity       37,068        1,887     (1,887)     37,068

 Total liabilities and
 stockholders' equity              $73,879        3,584     (1,102)    $76,361










    The accompanying notes are an integral part of these pro forma condensed financial statements.

                                      Item 7(b)2.
                         HAROLD'S STORES, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED STATEMENT OF INCOME
                          FOR THE YEAR ENDED JANUARY 29, 2000
                                      (Unaudited)
                                     (In Thousands)

                                               Pro Forma Effects of
                                  Harold's       CMT
                                Stores, Inc. Enterprises,  Pro Forma
                                 Historical      Inc.     Adjustments  Pro Forma
 Sales                            $136,262           60         -     $136,322
 Fee income                              -        7,256    (7,256)(h)        -

 Total revenues                    136,262        7,316    (7,256)     136,322

 Costs and expenses:
 Cost of goods sold (including
 occupancy, central buying
 expenses and product development
 interest, exclusive of items
 shown separately below)            95,137            42   (7,256)(h)   87,923

 Selling, general and
 administrative expenses            39,663         4,336      212 (g)   44,256
                                                               45 (i)

 Depreciation and amortization       4,451             -      230 (d)    4,681

 Interest expense                    1,114           180      112 (e)    1,194
                                                             (212)(g)

                                   140,365         4,558   (6,869)     138,054

 Earnings (loss) before income
 taxes and cumulative effect of
 change in accounting principle     (4,103)        2,758     (387)      (1,732)

 Provision (benefit) for income
 taxes                              (1,641)           20      928 (j)     (693)

 Net earnings (loss)              $ (2,462)        2,738   (1,315)    $ (1,039)

 Net earnings (loss) per common
 share:
 Basic                            $  (0.41)                           $  (0.17)
 Diluted                          $  (0.41)                           $  (0.17)

 Weighted average number of
 common shares (Basic)           6,074,886                           6,074,886









    The accompanying notes are an integral part of these pro forma condensed financial statements.
                              Item 7(b)3.
                         HAROLD'S STORES, INC.
                          NOTES TO PRO FORMA
                    CONDENSED FINANCIAL STATEMENTS
                              (UNAUDITED)

a) Under the stock purchase agreement, the sole shareholder of CMT received a dividend in the amount of the cash on CMT's balance sheet in addition to the amount of the officer note receivable which was collected at the time of the transaction. The sole shareholder also assumed the accounts payable, accrued liabilities and income taxes payable.

b) To eliminate Harold's accounts payable to CMT and CMT's related accounts receivable from Harold's.

c) To eliminate Harold's note receivable from CMT and CMT's related note payable to Harold's.

d) To record the goodwill and related amortization created from the CMT acquisition. Goodwill is amortized over 15 years.

e) To record the acquisition indebtedness and the related interest expense.

f)   To eliminate the equity of CMT acquired by Harold's.

g)   To eliminate the interest income received by Harold's from CMT.

h)   To eliminate the fee income paid to CMT by Harold's.

i) The sole shareholder of CMT is to be paid an annual consulting fee of $405,000. Prior to the acquisition this shareholder was paid a contractual salary of $360,000. This entry eliminates the $360,000 annual salary and records the annual consulting fee of $405,000 for a net increase to expense of $45,000.

j) To adjust the provision for income taxes for the effect of the preceding pro forma adjustments and CMT historical operations.

                                                          Exhibit 23.1

                               Item 7(c)

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the amendment No. 1 to Form 8-K our reports dated March 10, 2000 of CMT Enterprises, Inc. as of December 31, 1999 and 1998 and each of the years in the three-year period ended December 31, 1999 as it appears in such amendment.

                                   Friedman Alpren & Green LLP

New York, New York
May 2, 2000
                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              HAROLD'S STORES, INC.
                              (Registrant)



                              By:   /s/ Jodi Taylor
                                   Jodi Taylor
                                   Chief Financial Officer

Dated: May 2, 2000